Exhibit 10.15

ADJUSTABLE RATE NOTE

$100,000.00                                                                                                                                       September 11, 2001

FOR VALUE RECEIVED, the undersigned, KES, Inc., an Ohio corporation (“Maker”), having an address of 2817 Crain Highway, Upper Marlboro, Maryland 20774, hereby promises to pay to the order of JOHN DAVID DAVENPORT, an individual (“Payee”), at his offices at 1103 West Saint Andrews Drive, Edmond, Oklahoma 73003, or such other place as the holder of this Note may from time to time designate in writing, the principal sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), together with interest on the unpaid principal balance from day to day remaining at the Applicable Interest Rate (as hereinafter defined), as follows:

1.           Definitions.  As used herein, the following terms shall have the respective meanings indicated:

(i)
Prime Rate.  The term “Prime Rate” as used herein shall mean a rate per annum equal to the base, prime or index commercial loan interest rate established and published or announced as such from time to time by Citibank, N.A., in New York, New York, or its successor (“Citibank”), and is not necessarily the lowest interest rate charged by Citibank on commercial loans.  If Citibank should have more than one established and published or announced base or prime commercial loan rate, the “Base Rate” herein shall mean Citibank’s highest established and published or announced base or prime commercial loan rate.  Without notice to Maker or any other party, Prime Rate shall automatically fluctuate upward and downward as and in the amount by which said base or prime commercial loan rate shall fluctuate.

(ii)	Maximum Rate. The term “Maximum Rate” as used herein shall mean the maximum rate of interest permitted from time to time by applicable law.

(iii)	Applicable Interest Rate. The term “Applicable Interest Rate” as used herein shall mean the rate, which shall from day to day be at the annual rate equal to the lesser of the following:

(a)	the Maximum Rate; or

(b)	the sum of one percent (1%) plus the Prime Rate;

calculated on the basis of actual days over a year consisting of 365 days; provided, however, if at any time a rate of interest specified in clause (b) above would exceed the Maximum Rate, thereby causing the interest hereon to be limited to the Maximum Rate, then any subsequent reduction in Prime Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) above had at all times been in effect.  Each change in the rate of interest charged hereunder shall become effective on the effective date of each change in the Prime Rate or Maximum Rate without notice to Maker.

2.	Payment. This note is due and payable as follows:

(i)
Interest on the principal sum of this Note is due and payable annually as it accrues during the term hereof in annual installments commencing one year from the date hereof and continuing on each annual anniversary date thereafter.  Notwithstanding, in the event Maker does not have sufficient cash flow to make an interest payment under this paragraph 2(i), Maker shall have the right to defer such payment, with interest, until such time as cash flow is available to make such payment, but not later than three (3) years from the date hereof (the "Maturity Date");

(ii)	All unpaid and outstanding principal on this Note and all accrued and unpaid interest on such principal amount shall be due and payable on the Maturity Date; and

(ii)	The Note may be prepaid in whole or in part at any time during the term hereof.

Any payment shall be applied first to accrued interest due on the unpaid principal balance and the remainder of each payment shall be applied to the reduction of unpaid principal.

3.           Default and Remedies.  At the option of the holder of this Note, the entire principal balance and accrued interest owing hereon shall at once become due and payable without notice or demand upon the occurrence at any time of any of the following events:

(i)	Default in the payment of any installment of principal or interest when due;

(ii)
Default in the performance of any of the covenants or provisions of, or the occurrence of any default or event of default under, the Pledge Agreement or any other deed of trust, mortgage, or other agreement securing this Note or evidencing the indebtedness created hereby; or

(iii)
The bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any receiver for any property of any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise; or

With respect to the events described in subparagraphs (ii) and (iii) above, the holder of this Note agrees to furnish Maker ten (10) days prior written notice of the occurrence thereof before declaring a default hereunder on account of same.

All past due installments of principal and, if permitted by applicable law, of interest, shall bear interest at the highest lawful rate permitted by applicable law, or if no highest lawful rate is applicable hereto, then at the rate of eighteen percent (18%) per annum.  During the existence of any default hereunder, the entire unpaid balance of principal shall bear interest at the highest rate permitted by applicable law.

4.           Attorney’s Fees and Costs.  If this Note or any installment due hereunder is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate, or other Court, whether before or after maturity, the undersigned agrees to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees incurred by the holder hereof.

5.           Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of Oklahoma, except to the extent such laws are preempted by federal laws, in which case, this Note shall be governed by such federal laws, as applied in the State of Oklahoma.  In the event the enforceability or validity of any provision of this Note or of any document evidencing or securing the indebtedness represented by this Note is challenged or questioned, such provision shall be governed by, and shall be construed in accordance with, whichever applicable federal or state law would uphold or would enforce such challenged or questioned provision.

6.           Usury Savings Clause.  All agreements between Maker and the holder hereof whether now existing or hereafter arising and whether written or oral are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance, or detention of the money to be loaned hereunder or otherwise or for the payment or performance of any covenant or obligations contained herein or in any document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law.  If from any circumstances whatsoever, fulfillment of any provision hereof or other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the holder hereof should ever receive an amount deemed interest by applicable law which shall exceed the highest lawful rate, such amount which would be excessive interest shall be characterized as an expense, rather than as interest, or be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness of the undersigned to the holder hereof, and not to the payment of interest or if such excessive payment cannot be characterized as an expense, and exceeds the unpaid balance of principal hereof and such other indebtedness, the excess shall be refunded to Maker.  All sums paid or agreed to be paid by the undersigned for the use, forbearance or detention of the indebtedness of the undersigned to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full.  The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the undersigned and holder hereof.

7.           Waiver.  Except as expressly provided herein, the Maker and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment, notice of dishonor, notice of default and opportunity to cure, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder.  The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

8.           Notices.  Any notice or demand required hereunder shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to Maker or Payee, as the case may be, at the address set out hereinbelow, or at such other address as such party may hereafter deliver in accordance herewith.  Any other method of delivery of notice or demand shall be effective only when actually received by the recipient thereof.  If and when included within the term “Maker” or “Payee” there are more than one person, all shall jointly arrange among themselves for their joint execution and delivery of a notice to the other specifying some person at some specific address for the receipt of all notices, demands, payment or other documents.  All persons included within the terms “Maker” or “Payee” respectively, shall be bound by notices, demands, payments and documents given in accordance with the provisions of this paragraph to the same extent as if each had received such notice, demand, payment or document.

9.           Successors and Assigns.  This Note and all covenants, promises and agreements contained herein shall be binding upon and shall inure to the benefit of Maker and Payee, and their respective successors and assigns.

10.           Joint and Several Liability.  Should this Note be signed or endorsed by more than one person and/or entity, all of the obligations herein contained shall be considered the joint and several obligations of each maker and endorser hereof.

11.           Termination.  This Note may not be terminated orally, but only by a discharge in writing by the holder of this Note at the time such discharge is sought.

EXECUTED IN Upper Marlboro, Maryland, as of the day and year first above written.

MAKER:

KES, INC., an Ohio corporation

By:           /s/ Gerald G. Barton
Gerald G. Barton, President

ADDRESSES FOR NOTICES

PAYEE:	MAKER:

John David Davenport	KES, Inc.
1103 W. Saint Andrews Drive	c/o Landmark National
Edmond, Oklahoma 73003	2817 Crain Highway
Upper Marlboro, MD 20774

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